CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGES COMMISSION.


                                                                    EXHIBIT 10.2


                                  SECURED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE ACQUISITION OF THIS NOTE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS NOTE TO THE SECRETARY OF VIASAT, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES.

Date: December 12, 2001                                               $6,000,000

                                  VIASAT, INC.

                             SECURED PROMISSORY NOTE

        ViaSat, Inc., a Delaware corporation ("ViaSat"), for value received, promises to pay to Wildblue Communications, Inc., a Delaware corporation ("Wildblue"), a principal amount equal to Six Million Dollars ($6,000,000), in lawful money of the United States of America, plus interest on the principal amount hereof, at a rate of interest equal to five percent (5%) per annum (the "Note Rate"). All principal and interest shall be due and payable on the earlier of: (i) ***, and (ii) January 31, 2002 (the "Maturity Date"). If payment of the principal amount of this Note, together with accrued unpaid interest thereon, is not paid in its entirety on the Maturity Date, then interest shall accrue on such unpaid principal and interest amount at the Note Rate plus two percent (2%) from and after such date of default to the date of the payment in full of such unpaid amount. In no event shall Wildblue be entitled to receive interest at an effective rate in excess of the maximum rate permitted by law. Following payment by ViaSat of all of its obligations hereunder, this Note shall be cancelled and shall no longer evidence an indebtedness for borrowed money.

        1. Definitions. This Secured Promissory Note ("Note") has been issued pursuant to the Unit Purchase Agreement dated as of December 12, 2001 by and between ViaSat and Wildblue (the "Agreement"). Unless the context indicates otherwise, capitalized terms used herein shall have the meanings given them in the Agreement.

        2. Prepayment. ViaSat shall be entitled to prepay, without penalty, the principal balance outstanding under this Note in whole (but not in part) at any time; provided, however, that such prepayment shall also include all accrued interest.

        3. Application of Payments. The proceeds of any payment or prepayment of this Note shall be applied in the following order: (a) first, against fees and expenses due and payable hereunder; (b) then to accrued and unpaid interest; and
(c) finally to the then outstanding and unpaid principal hereunder. All payments shall be made in immediately available funds to the account and in accordance with the instructions set forth in Exhibit A hereto.

*** CONFIDENTIAL TREATMENT REQUESTED

        4. Recording of Payments. All payments and prepayments of the principal and interest hereunder shall be recorded by Wildblue on Schedule I annexed hereto, and constituting a part hereof, which recordations shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of Wildblue to make any such recordation shall not limit or otherwise affect the obligation of ViaSat hereunder or under the Agreement.

        5. Assignment. Wildblue may transfer its interest in up to Five Million U.S. Dollars ($5,000,000) under this Note to Telesat Canada, in Wildblue's sole and absolute discretion. Wildblue shall notify ViaSat in writing within two (2) business days of such transfer. Wildblue shall not transfer all or any portion of (or any interest in) this Note to any other party, without the prior written consent of ViaSat, which consent shall not be unreasonably withheld. The obligations of ViaSat hereunder shall not be transferable or assignable to any other party without the prior written consent of Wildblue, which consent shall not be unreasonably withheld.

        6. Remedies. Upon a default by ViaSat hereunder, Wildblue shall be entitled to exercise all remedies otherwise permitted it by applicable law.

        7. Certain Waivers. ViaSat hereby waives notice, demand for payment, presentment for payment, protest, notice to protest, notice of dishonor, notice of nonpayment, and diligence in taking any action to collect sums owing hereunder and all duty or obligation of Wildblue to effect, protect, perfect, retain or enforce any security for the payment of this Note or to proceed against any collateral before otherwise enforcing this Note. The nonexercise by Wildblue of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        8. Security. ViaSat's obligations under this Note are secured by a security interest in 9,692,307.69 Class B Units of U.S. Monolithics, LLC, an Arizona limited liability company, pursuant to the terms of the Pledge Agreement, dated as of even date herewith, by and between ViaSat and Wildblue.

        9. Full Recourse. This Note is a full recourse obligation of ViaSat.

        10. Miscellaneous. The provisions set forth in Sections 7(b), 7(c), 7(d), 7(f), 7(g), 7(h), 7(i), 7(j), 7(k), 7(l), 7(n), and 7(o) of the Agreement
are incorporated herein by this reference; provided, however, that all references to the "Agreement" in such Sections shall mean this Note and not the Agreement and the terms "herein," "hereof," "hereto," and words of similar import in such Sections shall be references to this Note and not to the Agreement.

                                            VIASAT, INC.

                                            /s/ Gregory D. Monahan
                                            ---------------------------------
                                            By: Gregory D. Monahan
                                            Its: Vice President--Administration,
                                                 General Counsel and Secretary
ATTEST:

   /s/ Keven K. Lippert
--------------------------------
Name:  Keven K. Lippert





                        [SIGNATURE PAGE TO SECURED NOTE]